EXHIBIT 4-i
                       TENTH SUPPLEMENTAL INDENTURE



                     KANSAS CITY POWER & LIGHT COMPANY

                              UMB BANK, N.A.


                       DATED AS OF NOVEMBER 1, 1994


                         CREATING A MORTGAGE BOND
                           MEDIUM-TERM SERIES E



              SUPPLEMENTAL TO GENERAL MORTGAGE INDENTURE AND
                DEED OF TRUST DATED AS OF DECEMBER 1, 1986

      TENTH SUPPLEMENTAL INDENTURE, dated as of November 1, 1994, between KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation ("Company"), and UMB BANK, N.A. (formerly United Missouri Bank of Kansas City, N.A.), as Trustee ("Trustee") under the Indenture hereinafter mentioned.

      WHEREAS, all capitalized terms used in this Supplemental Indenture have the respective meanings set forth in the Indenture;

      WHEREAS, the Company has heretofore executed and delivered to the Trustee a General Mortgage Indenture and Deed of Trust ("Indenture"), dated as of December 1, 1986, to secure Mortgage Bonds issued by the Company pursuant to the Indenture, unlimited in aggregate principal amount except as therein otherwise provided.

      WHEREAS, the Company has heretofore executed and delivered to the Trustee, a First Supplemental Indenture, dated as of December 1, 1986, creating a first series of Mortgage Bonds;

      WHEREAS, the Company has heretofore executed and delivered to the Trustee, a Second Supplemental Indenture, dated as of April 1, 1988, creating a second series of Mortgage Bonds;

      WHEREAS, the Company has heretofore executed and delivered to the Trustee a Third Supplemental Indenture, dated as of April 1, 1991, creating a third series of Mortgage Bonds;

      WHEREAS, the Company has heretofore executed and delivered to the Trustee a Fourth Supplemental Indenture, dated as of February 15, 1992, creating a fourth series of Mortgage Bonds;

      WHEREAS, the Company has heretofore executed and delivered to the Trustee a Fifth Supplemental Indenture, dated as of September 1, 1992, creating a fifth series of Mortgage Bonds;

      WHEREAS, the Company has heretofore executed and delivered to the Trustee a Sixth Supplement Indenture, dated as of November 1, 1992, creating a sixth series of Mortgage Bonds;

      WHEREAS, the Company has heretofore executed and delivered to the Trustee a Seventh Supplemental Indenture, dated as of October 1, 1993, creating a seventh series of Mortgage Bonds;

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an Eighth Supplemental Indenture, dated as of December 7, 1993, creating an eighth series of Mortgage Bonds;

      WHEREAS, the Company has heretofore executed and delivered to the Trustee a Ninth Supplemental Indenture, dated as of February 1, 1994, creating a ninth series of Mortgage Bonds;

      WHEREAS, the Company desires in and by this Supplemental Indenture to create a tenth series of Mortgage Bonds to be issued under the Indenture, to designate such series, to set forth maturity date or dates, interest rate or rates and the form and other terms of such Mortgage Bonds;

      WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

      NOW, THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, it is agreed by and between the Company and the Trustee as follows:


                 DESCRIPTION OF CERTAIN PROPERTY SUBJECT
                       TO THE LIEN OF THE INDENTURE

      The Company hereby confirms unto the Trustee, and records the description of the property described in Schedule A attached and expressly made a part hereof, which property is subject to the lien of the Indenture in all respects as if originally described herein.


                                ARTICLE I.

                    MORTGAGE BOND, MEDIUM-TERM SERIES E

      SECTION 1.  (a)   There is hereby created a tenth series of Mortgage
Bonds to consist of one Mortgage Bond issued under and secured by the Indenture, to be designated as "Mortgage Bond, Medium-Term Series E", of the Company ("Bond of Tenth Series").

      (b) The Bond of Tenth Series shall be issued in the principal amount of $125,000,000 as provided in the Indenture and in this Supplemental Indenture, but the principal amount of the Bond of Tenth Series actually outstanding as of any particular time shall be equal to the principal amount of securities titled "Secured Medium-Term Notes" ("Notes") which at such particular time are outstanding under the Indenture dated as of November 1, 1994 ("Note Indenture"), between the Company and The Bank of New York, as trustee ("Note Trustee").

      (c) The Bond of Tenth Series shall be a registered Bond without coupons and shall be dated November 10, 1994.

      (d) The principal of the Bond of Tenth Series shall be paid in installments ("Installments").

      (e) Each Installment (i) shall be equal to the principal amount of, and any premium on, a particular Note which the Company is obligated to pay on a particular day, (ii) shall be payable on the date or dates on which, and at the same place or places as, the principal of, and any premium on, such
Note is payable, (iii) shall bear interest, if any, from the date of such Note at the rate of interest borne by such Note, and interest, if any, on such Installment shall be paid on the date or dates on which, and at the same place or places as, interest is payable on such Note.

      (f) The principal of and interest on the Bond of Tenth Series shall be payable in lawful money of the United States of America.

      SECTION 2. At such time or times that the Company (a) delivers to the Note Trustee and the Trustee an Officers' Certificate which reduces the maximum aggregate principal amount of Notes which may be issued pursuant to the Note Indenture by a specific principal amount or (b) pays, is deemed to have paid or otherwise satisfies and discharges its obligation to pay any Installment, the principal amount of the Bond of Tenth Series shall be reduced by such specific principal amount or such Installment, and such specific principal amount and Installment shall be deemed for all purposes of the Indenture, including Article IV and Article XI of the Indenture, to be Retired Bonds.

      SECTION 3. The Bond of Tenth Series is not transferable except to a successor Note Trustee under the Note Indenture.

      SECTION 4. The Company covenants and agrees that (a) it will not issue or permit to be outstanding at any time an aggregate principal amount of Notes in excess of $125,000,000, or such lesser amount as may from time to time be established by an Officers' Certificate delivered by the Company to the Trustee and the Note Trustee, (b) it will not issue or permit to be outstanding any Note which matures later than November 1, 2026, and (c) it will not issue any Notes payable other than in lawful money of the United States of America.

      SECTION 5. (a)    The Bond of Tenth Series shall be pledged by the
Company with and delivered to the Note Trustee to secure payment of the principal of and any premium or interest on the Notes.

      (b) The obligation of the Company to make any payment of the principal of or any premium or interest on the Bond of Tenth Series shall be fully or partially, as the case may be, paid, deemed to have been paid or otherwise satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of and any premium or interest on the Notes shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged.

      (c) The obligation of the Company to make any payment of the principal of or premium or interest on any Installment shall be satisfied and discharged if the Note to which such Installment relates is no longer outstanding under the Note Indenture.

      (d) The Trustee shall conclusively presume that the obligation of the Company to make payments of the principal of or any premium or interest on the Bond of Tenth Series shall have been fully paid, deemed to have been paid or otherwise satisfied and discharged when due unless and until the Trustee shall have received written notice from the Note Trustee, signed by a responsible officer (as defined in the Note Indenture) of the Note Trustee, stating that the payments of principal of and premium or interest on Notes specified in such notice were not fully paid, deemed to have been paid or otherwise satisfied and discharged when due and remain unpaid at the date of such notice.

      SECTION 6. The form of the Bond of Tenth Series shall be substantially as follows:


                      (FORM OF BOND OF TENTH SERIES)

                     KANSAS CITY POWER & LIGHT COMPANY

                    MORTGAGE BOND, MEDIUM-TERM SERIES E

                               $125,000,000

                              Bond Number R-1



      Kansas City Power & Light Company, a Missouri corporation ("Company"), for value received, hereby promises to pay to The Bank of New York, as Trustee under the Indenture dated as of November 1, 1994, between the Company and such Trustee ("Note Indenture"), or the successor Trustee under the Note Indenture, the sum of $125,000,000, or, if less, the aggregate unpaid principal amount of all Secured Medium-Term Notes ("Notes") outstanding under the Note Indenture, in installments, each of which (i) shall be equal to the principal amount of, and any premium on, a particular Note which the Company is obligated to pay on a particular day, (ii) shall be payable on the date or dates on which, and at the same place or places as, the principal of, and any premium on, such Note is payable, and (iii) shall bear interest, if any, from the date or dates specified in such Note at the rate of interest borne by such Note, and interest, if any, on such installment shall be paid on the date or dates on which, and at the same place or places as, interest is payable on such Note. The principal of and any premium or interest on this Bond of Tenth Series are payable in lawful money of the United States of America.

      THIS BOND OF TENTH SERIES IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TRUSTEE UNDER THE NOTE INDENTURE.

      The obligation of the Company to make any payment of the principal of or any premium or interest on this Bond of Tenth Series shall be fully or partially, as the case may be, paid, deemed to have been paid or otherwise satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of and any premium or interest on the Notes shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged.

      By acceptance of, and in consideration for this Bond of Tenth Series, the Registered Holder of this Bond of Tenth Series agrees to record on the Schedule to this Bond of Tenth Series which is a part hereof, (a) the date each Note is issued under the Note Indenture, (b) the principal amount of such Note, (c) the interest rate, if any, payable on such Note, (d) the date or dates upon which principal of and any premium or interest on such Note are payable, (e) the redemption date and price or prices, if any, of such Note, and (f) the date on which such Note ceases to be outstanding under the Note Indenture, and such record shall be conclusive and binding on the Company except in the case of manifest error, but the failure of such Registered Holder to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to pay when due all principal of and any premium or interest on this Bond of Tenth Series or any Note.

      This Bond of Tenth Series is one, of the series hereinafter specified, of the bonds of the Company ("Bonds") known as its "Mortgage Bonds," issued and to be issued in one or more series under and secured by a General Mortgage Indenture and Deed of Trust dated as of December 1, 1986 ("Indenture"), duly executed by the Company to UMB Bank, N.A., (formerly United Missouri Bank of Kansas City, N.A.) Trustee ("Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the Bonds are, and are to be, issued and secured, and the rights of the owners of the Bonds and of the Trustee in respect of such security, and the prior liens to which the security for the Bonds are junior; capitalized terms used in this Bond of Tenth Series have the respective meanings set forth in the Indenture. As provided in the Indenture, the Bonds may be various principal sums, are issuable in series, may mature at different times, may bear interest at different rates and may otherwise vary as therein provided; and this Bond of Tenth Series is the only one of the series entitled "Mortgage Bond, Medium-Term Series E," created by a Tenth Supplemental Indenture dated as of November 1, 1994, as provided for in the Indenture. With the consent of the holders of more than 50% in aggregate principal amount of the Outstanding Bonds, the Company and the Trustee may from time to time and at any time, enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provision of the Indenture or of any Supplemental Indenture or of modifying in any manner the rights of the holders of the Bonds and any coupons; provided, however, that (i) no such Supplemental Indenture shall, without the consent of the holder of each Outstanding Bond affected thereby (A) extend the fixed maturity of any Bonds, change any terms of any sinking fund or analogous fund or conversion rights with respect to any Bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or, subject to certain exceptions, limit the right of a holder of Bonds to institute suit for the enforcement of payment of principal of or any premium or interest on such Bonds in accordance with the terms of said Bonds, or (B) reduce the aforesaid percentage of Bonds, the holders of which are required to consent to any such Supplemental Indenture, or (C) permit the creation by the Company of any Prior Lien, and (ii) no such action which would affect the rights of the holders of Bonds of only one series may be taken unless approved by the holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such series affected, but if any such action would affect the Bonds of two or more series, the approval of such action on behalf of the holders of Bonds of such two or more series may be effected by holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such two or more series, which need not include 60% in principal amount of Outstanding Bonds of each of such series; provided, however, that, in no event shall such action be effective unless approved by holders of more than 50% in aggregate principal amount of all the then Outstanding Bonds of all such series.

      In the event that this Bond of Tenth Series shall not be presented for payment when all Notes theretofore issued are no longer outstanding under the
Note Indenture, then all liability of the Company to the Registered Holder of this Bond of Tenth Series for the payment of the principal hereof and any premium or interest hereon shall forthwith cease, determine and be completely discharged and the right of such Registered Holder of this Bond of Tenth Series for the payment of the principal hereof and any premium or interest hereon shall forthwith cease, determine and be completely discharged and such Registered Holder shall no longer be entitled to any lien or benefit of the Indenture.

      In case an event of Default shall occur, the principal of this Bond of Tenth Series may become or be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

      This Bond of Tenth Series is transferable by the Registered Holder hereof in person or by attorney duly authorized in writing, only to a successor to the Note Trustee under the Note Indenture, at the principal office of the Trustee in Kansas City, Missouri, (or at the principal office of any successor in trust), upon surrender and cancellation of this Bond of Tenth Series, and upon any such transfer a new registered Bond of Tenth Series without coupons of the same series for the same principal amount will be issued to the transferee in exchange herefor.

      The Company and the Trustee may deem and treat the person in whose name this Bond of Tenth Series is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

      No recourse shall be had for the payment of the principal of or any premium or interest on this Bond of Tenth Series, or for any claim based hereon or otherwise in respect hereof or of the Indenture or any Supplemental Indenture, against any incorporator, stockholder, director or officer, past, present or future, of the Company or of any predecessor corporation, as such, either directly or through the Company or of any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by every owner hereof by the acceptance of this Bond of Tenth Series and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.

                                 SCHEDULE
                                    OF
                                   NOTES

                                                                           Date
Original                             Interest    Principal                  No       Record
  Issue     Principal    Interest     Payment     Payment  Redemption     Longer      Made
  Date       Amount        Rate        Dates       Dates      Date      Outstanding    By









            This Bond of Tenth Series shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been executed by the Trustee or its successor in trust under said Indenture.

            IN WITNESS WHEREOF, KANSAS CITY POWER & LIGHT COMPANY has caused this Bond of Tenth Series to be executed in its name by the manual or facsimile signature of its Chairman of the Board or its President or one of its Vice Presidents, and its corporate seal to be impressed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

                                          KANSAS CITY POWER & LIGHT COMPANY,




Dated:                                    By____________________________
                                                Authorized Signature

________________________________


Attest:



________________________________
Secretary or Assistant Secretary



            The form of Trustee's certificate to appear on the Bond of Tenth Series shall be substantially as follows:

(FORM OF TRUSTEE'S CERTIFICATE)


      This Bond of Tenth Series is the Bond of the series designated therein, described in the within-mentioned Indenture and Tenth Supplemental Indenture.

                                          UMB BANK, N.A.,
                                                            as Trustee,




                                          By_____________________________
                                                Authorized Signature



                                ARTICLE II.
                      ISSUE OF BOND OF TENTH SERIES.


      SECTION 1. The Bond of Tenth Series may be executed, authenticated and delivered as permitted by the provisions of Article III, IV, V or VI of the Indenture.

                               ARTICLE III.

                               THE TRUSTEE.

      SECTION 1. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

      Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture; and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were herein set forth at length.


                                ARTICLE IV.

MISCELLANEOUS PROVISIONS.

      SECTION 1. On or before the 45th day after the end of each fiscal quarter of the Company, it shall deliver to the Trustee an Officers' Certificate which shall disclose the aggregate principal amount of Notes which were outstanding as of the last day of such fiscal quarter.

      SECTION 2. Except insofar as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Indenture, as amended, shall be deemed to be incorporated in, and made a part of, this Supplemental Indenture; and the Indenture as supplemented and amended by this Supplemental Indenture is in all respects ratified and confirmed; and the Indenture, as amended, and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

      SECTION 3. Nothing in this Supplemental Indenture is intended, or shall be construed to give to any person or corporation, other than the parties hereto and the holders of Bond of Tenth Series issued and to be issued under and secured by the Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the holders of Bond of Tenth Series issued and to be issued under the Indenture and secured thereby.

      SECTION 4. All covenants, stipulations and agreements in this Supplemental Indenture contained by or on behalf of the Company shall bind and (subject to the provisions of the Indenture, as amended) inure to the benefit of its successors and assigns, whether so expressed or not.

      SECTION 5. The headings of the several Articles of this Supplemental Indenture are inserted for convenience of reference, and shall not be deemed to be any part hereof.

      SECTION 6. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, KANSAS CITY POWER & LIGHT COMPANY has caused this Supplemental Indenture to be executed by its Chairman of the Board or one of its Vice Presidents and its corporate seal to be hereunto affixed, duly attested by its Secretary or one of its Assistant Secretaries, and UMB BANK, N.A., as Trustee as aforesaid, has caused the same to be executed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed, duly attested by one of its Assistant Secretaries, as of the day and year first above written.

                                    KANSAS CITY POWER & LIGHT COMPANY,



                                    By_______________________________
                                          (B. J. Beaudoin)

ATTEST:


___________________________
    (Jeanie Sell Latz)



                                    UMB BANK, N.A.,




                                    By______________________________
                                         (Frank C. Bramwell)


ATTEST:


___________________________
  (R. William Bloemker)

STATE OF MISSOURI   )
                    )   ss
COUNTY OF JACKSON   )



      On this __th day of November, 1994, before me, a Notary Public in and for said County in the State aforesaid, personally appeared B. J. Beaudoin, to me personally known, who, being by me duly sworn, did say that he is Senior Vice President-Finance and Business Development and Chief Financial Officer of KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation, one of the corporations described in and which executed the foregoing instrument, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said B. J. Beaudoin acknowledged said instrument and the execution thereof to be the free and voluntary act and deed of said corporation by it voluntary executed.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid the day and year first above written.



                                               _________________________
                                                  Janee C. Rosenthal
                                                  Notary Public, Clay
                                                   County, Missouri


(SEAL)

My commission expires
February 25, 1995


STATE OF MISSOURI   )
                    )  ss
COUNTY OF JACKSON   )



      On this __th day of November, 1994, before me, a Notary Public in and for said County in the State aforesaid, personally appeared Frank C. Bramwell, to me personally known, who, being by me duly sworn, did say that he is a Vice President of UMB BANK, N.A., a national banking association organized and existing under the laws of the United States of America, one of the corporations described in and which executed the foregoing instrument, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said Frank C. Bramwell acknowledged said instrument and the execution thereof to be the free and voluntary act and deed of said corporation by it voluntary executed.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid the day and year first above written.



                                            __________________________
                                                  Janee C. Rosenthal
                                                  Notary Public, Clay
                                                   County, Missouri


(SEAL)

My commission expires
February 25, 1995

                                                          SCHEDULE A

                          Real Estate in Missouri


      All of the following-described real estate of the Company situated in the State of Missouri:

      Tiffany Substation site, Platte County, Missouri:

      A tract of land located in and being a part of the Northwest Quarter Section of the Southeast Quarter Section of Section 1, Township 51, Range 34, Kansas City, Platte County, Missouri, and more particularly described as follows:

      Beginning at the intersection of the West line of said Quarter Quarter (1/4 1/4) Section, and the Southerly right-of-way line of Northwest Tiffany Springs Road, as now established, thence South eight-nine degrees, fifty-nine minutes, thirty-six seconds East (S 89 degrees 59'36" E) along said Southerly right of way line a distance of six hundred sixty (660) feet, thence South zero degrees, fifteen minutes, fifty-nine seconds West (S 00 degrees 15'59" W) a distance of six hundred forty-seven (647) feet, thence North eight-nine degrees fifty-nine minutes, thirty-six seconds West (N 89 degrees 59'36" W) to a point on the West line of said quarter quarter (1/4 1/4) section, thence North along the West line of said quarter quarter (1/4 1/4) section, to the point of beginning, containing 10 acres more or less.